UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

Diversey Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40293 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

1300 Altura Road, Suite 125 Fort Mill, SC 29708

(Address of principal executive offices ) (Zip code)

(803) 746-2200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, on March 8, 2023, Diversey Holdings, Ltd. (the “Company” or “Diversey”) entered into an Agreement and Plan of Merger (the “Merger Agreement"), by and among Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), acting by its general partner, Olympus Water Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, and Diamond Merger Limited, a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 15, 2023 (the “Proxy Statement”) and mailed to the Company’s shareholders on or about May 15, 2023. On June 8, 2023, the Company held an extraordinary general meeting of its shareholders (the “Special Meeting”) to vote on the proposals identified in the Proxy Statement.

As of the close of business on May 11, 2023, the record date for the Special Meeting, there were 324,579,219 of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. 301,206,268 Ordinary Shares, representing 92.79% of all of the issued and outstanding Ordinary Shares entitled to vote, were represented at the Special Meeting.

The final results for the votes regarding each proposal are set forth below. There were no recorded broker non-votes.

1.	The proposal by special resolution to authorize and approve the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (the “Merger Proposal”). The Merger Proposal was approved by a special resolution, being the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting. The table below sets forth the voting results of the Merger Proposal:

Votes For	Votes Against	Abstentions
300,536,877	649,818	19,573

2.	The proposal by ordinary resolution to approve on a non-binding, advisory basis, the compensation to be paid or become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement, including the consummation of the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”). The Named Executive Officer Merger-Related Compensation Proposal was approved, on a non-binding, advisory basis, by an ordinary resolution, being the affirmative vote of at least a simple majority of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting. The table below sets forth the voting results of the Named Executive Officer Merger-Related Compensation Proposal:

Votes For	Votes Against	Abstentions
295,201,911	2,887,082	3,117,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSEY HOLDINGS, LTD. (Registrant)

Date: June 8, 2023	By:	/s/ Philip Wieland
	Name:	Philip Wieland
	Title:	Chief Executive Officer

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